February 2019

Preliminary Terms No. 1,607

 Registration Statement No. 333-221595; 333-221595-01

Dated February 14, 2019

 Filed pursuant to Rule 433

Morgan Stanley Finance LLC

INTEREST RATE STRUCTURED PRODUCTS

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Securities with Leveraged Downside Principal Exposure, which we refer to as the securities, offer the opportunity to earn a return based on the spread between the 30-Year U.S. Dollar ICE Swap Rate (30CMS) and the 2-Year U.S. Dollar ICE Swap Rate (2CMS) (the “reference rate spread”) on the valuation date. The terms of the securities differ from those of ordinary debt securities. Ordinary floating rate debt securities linked to an interest rate typically provide for the return of principal at maturity, subject to our credit risk, and the payment of interest that depends on the interest rate to which such securities are linked. Any decline in such interest rate would potentially affect the interest payable on such securities, but would not adversely affect the payment at maturity. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the repayment of any principal at maturity. Instead, at maturity, you will receive for each security that you hold an amount in cash that will vary depending on the reference rate spread on the valuation date. If the final reference rate spread is greater than or equal to the reference rate spread strike of 0.000%, you will receive at maturity the stated principal amount plus a positive return equal to 1% for every 0.01% that the final reference rate spread is greater than the reference rate spread strike, subject to the maximum payment at maturity. However, if the reference rate spread is less than the reference rate spread strike on the valuation date (in other words, if 2CMS is greater than 30CMS on such date), you will lose 3% for every 0.01% that the final reference rate spread is less than the reference rate spread strike and, accordingly, you will receive a payment at maturity that is less than the stated principal amount of the securities and that could be zero. The downside leverage factor provides 300 times exposure to each basis point (i.e., each one-hundredth of a percentage-point) that the final reference rate spread is less than the reference rate spread strike. For example, assuming a final reference rate spread of -0.100%, due to the downside leverage factor, you would lose 30% of your initial investment in the securities. As a result, a final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities. If the final reference rate spread is approximately -0.3333% or lower, you will lose your entire initial investment in the securities. The securities are for investors who are willing to risk losing some or all of their principal if the reference rate spread is less than the reference rate spread strike on the valuation date and risk losing their entire principal if the final reference rate spread is approximately -0.3333% or lower and who are willing to forgo current income and upside above the maximum payment at maturity in exchange for the possibility of receiving a positive return on the securities if the final reference rate spread is greater than the reference rate spread strike. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC (“MSFL”)
Guarantor:	Morgan Stanley
Aggregate principal amount:	$ . May be increased prior to the original issue date but we are not required to do so.
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	February 14, 2019
Original issue date:	February 20, 2019 (3 business days after the pricing date)
Maturity date:	February 22, 2021
Interest:	None
Reference rate spread:	On any day, the 30-Year U.S. Dollar ICE Swap Rate (30CMS) minus the 2-Year U.S. Dollar ICE Swap Rate (2CMS). Please see “Additional Provisions—Reference Rate Spread” below.
Payment at maturity:

•      If the final reference rate spread is greater than or equal to the reference rate spread strike:

$1,000 + ($1,000 × reference rate spread performance factor × 100)

In no event will the payment at maturity exceed the maximum payment at maturity.

•      If the final reference rate spread is less than the reference rate spread strike:

$1,000 + ($1,000 × reference rate spread performance factor × downside leverage factor)

In no event will the payment at maturity be less than $0 per security.

The downside leverage factor provides 300 times exposure to each basis point that the final reference rate spread is less than the reference rate spread strike. As a result, a final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities. If the final reference rate spread is approximately -0.3333% or lower, you will lose your entire initial investment in the securities.

Downside leverage factor:	300
Maximum payment at maturity:	$1,200 per security (120% of the stated principal amount)
Minimum payment at maturity:	$0 per security. You could lose your entire initial investment in the securities.
Reference rate spread performance factor:

final reference rate spread – reference rate spread strike. Because the reference rate spread strike is 0.000%, the reference rate spread performance factor is equal to the final reference rate spread.

Reference rate spread strike:	0.000%
Final reference rate spread:	The reference rate spread on the valuation date.
Valuation date:	February 17, 2021
Specified currency:	U.S. dollars
CUSIP / ISIN:	61766YDR9 / US61766YDR99
Book-entry or certificated security:	Book-entry
Business day:	New York
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”
Calculation agent:	Morgan Stanley Capital Services LLC
Trustee:	The Bank of New York Mellon
Estimated value on the pricing date:	Approximately $939.49 per security, or within $19.49 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$	$
Total	$	$	$
(1)	Morgan Stanley or one of our affiliates will pay varying discounts and commissions to dealers, including Morgan Stanley Wealth Management (an affiliate of the agent) and their financial advisors, of up to $ per security depending on market conditions. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of Proceeds and Hedging” on page 14.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement dated November 16, 2017       Prospectus dated November 16, 2017

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MSFL and Morgan Stanley have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at .www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Investment Summary

Securities with Leveraged Downside Principal Exposure

Principal at Risk Securities

The Securities with Leveraged Downside Principal Exposure, which we refer to as the securities, offer the opportunity to earn a return based on the spread between the 30-Year U.S. Dollar ICE Swap Rate (30CMS) and the 2-Year U.S. Dollar ICE Swap Rate (2CMS) (the “reference rate spread”) on the valuation date. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the repayment of any principal at maturity. Instead, at maturity, you will receive for each security that you hold an amount in cash that will vary depending on the reference rate spread on the valuation date. If the final reference rate spread is greater than or equal to the reference rate spread strike of 0.000%, you will receive at maturity the stated principal amount plus a positive return equal to 1% for every 0.01% that the final reference rate spread is greater than the reference rate spread strike, subject to the maximum payment at maturity. However, if the reference rate spread is less than the reference rate spread strike on the valuation date (in other words, if 2CMS is greater than 30CMS on such date), you will lose 3% for every 0.01% that the final reference rate spread is less than the reference rate spread strike and, accordingly, you will receive a payment at maturity that is less than the stated principal amount of the securities and that could be zero. The downside leverage factor provides 300 times exposure to each basis point that the final reference rate spread is less than the reference rate spread strike. As a result, a final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities. If the final reference rate spread is approximately -0.3333% or lower, you will lose your entire initial investment in the securities. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities.

Maturity:	Approximately 2 years
Downside leverage factor:	300
Maximum payment at maturity:	$1,200 per security (120% of the stated principal amount)
Minimum payment at maturity:	$0 per security. You could lose your entire initial investment in the securities.
Interest:	None

The stated principal amount and issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the issue price. We estimate that the value of each security on the pricing date will be approximately $939.49, or within $19.49 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the reference rate spread. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the reference rate spread, instruments based on the reference rate spread, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the reference rate spread strike, the downside leverage factor and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to interest rates and the reference rate spread, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions and other factors.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2019	Page 2

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Key Investment Rationale

The securities do not pay interest and do not guarantee the repayment of any principal at maturity. Instead, the securities offer a payment at maturity equal to stated principal amount plus a positive return equal to 1% for every 0.01% that the final reference rate spread is greater than the reference rate spread strike, subject to the maximum payment at maturity. However, if the reference rate spread is less than the reference rate spread strike on the valuation date (in other words, if 2CMS is greater than 30CMS on such date), you will lose 3% for every 0.01% that the final reference rate spread is less than the reference rate spread strike and, accordingly, you will receive a payment at maturity that is less than the stated principal amount of the securities and that could be zero. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities.

Upside Scenario

If the final reference rate spread is greater than or equal to the reference rate spread strike, the payment at maturity for each security will be equal to $1,000 plus the product of (i) $1,000, (ii) the reference rate spread performance factor and (iii) 100, subject to the maximum payment at maturity.

Leveraged Downside Scenario

If the final reference rate spread is less than the reference rate spread strike, which means that 2CMS is greater than 30CMS on the valuation date, you will lose 3% for every 0.01% that the final reference rate spread is less than the reference rate spread strike. As a result, a final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities.

The payment at maturity for each security will be equal to $1,000 plus the product of (i) $1,000, (ii) the reference rate spread performance factor and (iii) the downside leverage factor of 300. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. Investors will lose some, and may lose all, of their principal in this scenario.

February 2019	Page 3

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Additional Provisions

Reference Rate Spread

What are the 30-Year and 2-Year U.S. Dollar ICE Swap Rates?

30CMS and 2CMS mean “CMS rate” as defined in the accompanying prospectus in the section called “Description of Debt Securities—Floating Rate Debt Securities” and “—Base Rates” with an index maturity of 30 years or 2 years, as applicable, and an index currency of U.S. dollars. 30CMS is one of the market-accepted indicators of longer-term interest rates. 2CMS is one of the market-accepted indicators of shorter-term interest rates.

February 2019	Page 4

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

How the Securities with Leveraged Downside Principal Exposure Work

Payoff Diagram

The payoff diagram below illustrates the payout on the securities at maturity for a range of hypothetical levels of the final reference rate spread. The diagram is based on the following terms:

Stated principal amount:	$1,000 per security
Downside leverage factor:	300
Maximum payment at maturity:	$1,200 per security (120% of the stated principal amount)
Minimum payment at maturity:	$0 per security. You could lose your entire initial investment in the securities.

As indicated in the payoff diagram below, a final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities. For example, assuming a final reference rate spread of -0.100%, due to the downside leverage factor, you would lose 30% of your initial investment in the securities. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities.

Securities with Leveraged Downside Principal Exposure Payoff Diagram

How it works

▪	Upside Scenario. If the final reference rate spread is greater than or equal to the reference rate spread strike, the investor would receive the $1,000 stated principal amount plus the product of (i) $1,000, (ii) the reference rate spread performance factor and (iii) 100, subject to the maximum payment at maturity. Under the terms of the securities, an investor will realize the maximum payment at maturity of $1,200 per security (120% of the stated principal amount) at a final reference rate spread of 0.2000%.

o	Assuming a final reference rate spread of 0.1000%, the payment at maturity would be $1,100 per security.

o	Assuming a final reference rate spread of 0.2500%, the payment at maturity would be $1,200 per security, the maximum payment at maturity.

▪	Leveraged Downside Scenario. If the final reference rate spread is less than the reference rate spread strike, the payment at maturity would be less than the stated principal amount of $1,000 by an amount that is proportionate to the number of basis points that the final reference rate spread is less than the reference rate spread strike times the downside leverage factor of 300. The downside leverage factor provides 300 times exposure to each basis point that the final reference rate spread is less than the reference rate spread strike. As a result, a final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities. Investors will lose a significant portion, and may lose all, of their principal in this scenario.

February 2019	Page 5

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

o	For example, assuming a final reference rate spread of -0.250%, investors will lose 75% of their principal and the total payment on the securities would be $250 per security, representing only 25% of the stated principal amount.

o	If the final reference rate spread is approximately -0.3333% or lower, investors will lose their entire initial investment in the securities.

February 2019	Page 6

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

What Is the Return on the Securities at Maturity, Assuming a Range of Different Hypothetical Levels of the Reference Rate Spread on the Valuation Date?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical return at maturity on the securities. The return on the securities is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 stated principal amount to $1,000. A final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities. The returns set forth below are for illustrative purposes only and may not be the actual return applicable to a purchaser of the securities. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Final reference rate spread	Reference rate spread performance factor	Payment at maturity	Return on the securities
0.4500%	0.45%	$1,200	20.00%
0.4000%	0.40%	$1,200	20.00%
0.3500%	0.35%	$1,200	20.00%
0.3000%	0.30%	$1,200	20.00%
0.2500%	0.25%	$1,200	20.00%
0.2000%	0.20%	$1,200	20.00%
0.1500%	0.15%	$1,150	15.00%
0.1000%	0.10%	$1,100	10.00%
0.0500%	0.05%	$1,050	5.00%
0.0400%	0.04%	$1,040	4.00%
0.0300%	0.03%	$1,030	3.00%
0.0200%	0.02%	$1,020	2.00%
0.0100%	0.01%	$1,010	1.00%
0.0000%	0.00%	$1,000	0.00%
-0.0100%	-0.01%	$970	-3.00%
-0.0200%	-0.02%	$940	-6.00%
-0.0300%	-0.03%	$910	-9.00%
-0.0400%	-0.04%	$880	-12.00%
-0.0500%	-0.05%	$850	-15.00%
-0.1000%	-0.10%	$700	-30.00%
-0.1500%	-0.15%	$550	-45.00%
-0.2000%	-0.20%	$400	-60.00%
-0.2500%	-0.25%	$250	-75.00%
-0.3000%	-0.30%	$100	-90.00%
-0.3100%	-0.31%	$70	-93.00%
-0.3200%	-0.32%	$40	-96.00%
-0.3300%	-0.33%	$10	-99.00%
-0.3333%	-0.3333%	$0	-100.00%
-0.3400%	-0.34%	$0	-100.00%
-0.3500%	-0.35%	$0	-100.00%
-0.3600%	-0.36%	$0	-100.00%
-0.3700%	-0.37%	$0	-100.00%

February 2019	Page 7

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and return on the securities in different hypothetical scenarios are calculated.

Example 1: The final reference rate spread is 0.400%, which is greater than the reference rate spread strike.

Because the final reference rate spread is greater than the reference rate spread strike, the payment at maturity is equal to $1,200 per security, calculated as follows:

The lesser of (i) $1,000 + ($1,000 × reference rate spread performance factor × 100) and (ii) the maximum payment at maturity

The lesser of (i) $1,000 + ($1,000 × 0.40% × 100) and (ii) $1,200

The lesser of (i) $1,400 and (ii) $1,200

$1,200

Although the final reference rate spread is greater than the reference rate spread strike by 0.40% in this example, the return is limited to the maximum payment at maturity of $1,200 (120% of the stated principal amount). The return on the securities is 20%.

Example 2: The final reference rate spread is 0.150%, which is greater than the reference rate spread strike.

Because the final reference rate spread is greater than the reference rate spread strike, the payment at maturity is equal to $1,150 per security, calculated as follows:

The lesser of (i) $1,000 + ($1,000 × reference rate spread performance factor × 100) and (ii) the maximum payment at maturity

The lesser of (i) $1,000 + ($1,000 × 0.15% × 100) and (ii) $1,200

The lesser of (i) $1,150 and (ii) $1,200

$1,150

Because the final reference rate spread is not greater than the reference rate spread strike by more than 0.20% in this example, you receive a positive return equal to 1% for every 0.01% that the final reference rate spread is greater than the reference rate spread strike, and the payment at maturity is $1,150. The return on the securities is 15%.

Example 3: The final reference rate spread is -0.100%, which is less than the reference rate spread strike.

Because the final reference rate spread is less than the reference rate spread strike, the payment at maturity is equal to $700 per security, calculated as follows:

$1,000 + ($1,000 × reference rate spread performance factor × downside leverage factor), subject to the minimum payment at maturity

= $1,000 + ($1,000 × -0.10% × 300), subject to the minimum payment at maturity

= $1,000 + (-$300) , subject to the minimum payment at maturity

= $700

Although the final reference rate spread is less than the reference rate spread strike by only 0.10%, due to the downside leverage factor, you lose 30% of your principal. The return on the securities is -30%

Example 4: The final reference rate spread is -0.370%, which is less than the reference rate spread strike.

Because the final reference rate spread is less than the reference rate spread strike, the payment at maturity is equal to $0 per $1,000 security, calculated as follows:

$1,000 + ($1,000 × reference rate spread performance factor × downside leverage factor), subject to the minimum payment at maturity

= $1,000 + ($1,000 × -0.37% × 300), subject to the minimum payment at maturity

= $1,000 + (-1,110), subject to the minimum payment at maturity

= -$110, subject to the minimum payment at maturity

= $0

Although the final reference rate spread is less than the reference rate spread strike by only 0.37%, due to the downside leverage factor, you lose your entire initial investment in the securities. The return on the securities is -100%.

February 2019	Page 8

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Historical Information

The following graph sets forth the historical percentage levels of the reference rate spread for the period from January 1, 2004 to February 13, 2019. The historical levels of the reference rate spread should not be taken as an indication of its future performance. The graph below does not reflect the return the securities would have had during the periods presented, including because it does not take into account the downside leverage factor. We obtained the information in the graph below from Bloomberg Financial Markets, without independent verification.

When reviewing the historical performance of the reference rate spread in the below graph, it is important to understand that a final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities.

* The red solid line in the graph indicates the reference rate spread strike of 0.000%.

We cannot give you any assurance that the final reference rate spread will be greater than the reference rate spread strike on the valuation date. The final reference rate spread may be less than the reference rate spread strike on the valuation date even if the level of the reference rate spread is generally positive and, moreover, the level of the reference rate spread has in the past been, and may in the future be, negative.

February 2019	Page 9

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Risk Factors

An investment in the securities entails significant risks not associated with similar investments in a conventional debt security, including, but not limited to, fluctuations in 30CMS, 2CMS and the reference rate spread, and other events that are difficult to predict and beyond our control. This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see the accompanying prospectus supplement and prospectus. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them. Accordingly, prospective investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and do not guarantee the repayment of any principal at maturity. The terms of the securities differ from those of ordinary debt securities. Ordinary floating rate debt securities linked to an interest rate typically provide for the return of principal at maturity, subject to our credit risk, and the payment of interest that depends on the interest rate to which such securities are linked. Any decline in such interest rate would potentially affect the interest payable on such securities, but would not adversely affect the payment at maturity. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the repayment of any principal at maturity. Instead, at maturity, you will receive for each security that you hold an amount in cash that will vary depending on the reference rate spread on the valuation date. If the final reference rate spread is greater than or equal to the reference rate spread strike of 0.000%, you will receive at maturity the stated principal amount plus a positive return equal to 1% for every 0.01% that the final reference rate spread is greater than the reference rate spread strike, subject to the maximum payment at maturity. However, if the reference rate spread is less than the reference rate spread strike on the valuation date (in other words, if 2CMS is greater than 30CMS on such date), you will lose 3% for every 0.01% that the final reference rate spread is less than the reference rate spread strike and, accordingly, you will receive a payment at maturity that is less than the stated principal amount of the securities and that could be zero. The downside leverage factor provides 300 times exposure to each basis point that the final reference rate spread is less than the reference rate spread strike. For example, assuming a final reference rate spread of -0.100%, due to the downside leverage factor, you would lose 30% of your initial investment in the securities. As a result, a final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities. If the final reference rate spread is approximately -0.3333% or lower, you will lose your entire initial investment in the securities. There is no minimum payment at maturity on the securities. Accordingly, you could lose your entire initial investment in the securities.

▪	Because of the downside leverage factor, the securities have increased sensitivity to the reference rate spread. Because of the downside leverage factor, the extent to which the final reference rate spread is less than the reference rate spread strike will have a greater impact on the payout on your securities than on the payout on securities without such leverage. Since the downside leverage factor provides 300 times exposure to each basis point that the final reference rate spread is less than the reference rate spread strike, every basis point for which the final reference rate spread is less than the reference rate spread strike will translate into a 3% loss of the stated principal amount. Under these circumstances, you would suffer losses on your investment in the securities substantially greater than you would if your securities did not contain a leverage component.

▪	The potential return on the securities is limited by the maximum payment at maturity. Any positive return on your securities will not exceed the maximum payment at maturity of $1,200 per security, or 20% of the stated principal amount, regardless of the amount by which the final reference rate spread is greater than the reference rate spread strike, which may be significant. Under the terms of the securities, you will realize the maximum payment at maturity of $1,200 per security (120% of the stated principal amount) at a final reference rate spread of 0.2000%. Any higher final reference rate spread will not further increase the return on the securities.

▪	The historical performance of the reference rate spread is not an indication of future performance. The historical performance of the reference rate spread should not be taken as an indication of future performance during the term of the securities (including on the valuation date). Changes in the reference rate spread will affect the trading price of the securities, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that the final reference rate spread will not be less than the reference rate spread strike, in which case you will lose money on your investment.

February 2019	Page 10

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

▪	Investors are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our ability to pay all amounts due on the securities at maturity and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market's view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The reference rate spread will be affected by a number of factors. A number of factors can affect the reference rate spread, including but not limited to:

▪	changes in, or perceptions about, 30CMS and 2CMS;

▪	changes in, or perceptions about, the future reference rate spread;

▪	general economic conditions: the economic, financial, political, regulatory and judicial events that affect financial markets generally will affect the reference rate spread;

▪	prevailing interest rates: 30CMS, 2CMS and the reference rate spread are subject to daily fluctuations depending on prevailing interest rates in the market generally; and

▪	policies of the Federal Reserve Board regarding interest rates.

These and other factors may have a negative impact on the payment at maturity and on the value of the securities prior to maturity.

▪	The reference rate spread may be volatile. The reference rate spread is subject to volatility due to a variety of factors affecting interest rates generally, including but not limited to:

▪	sentiment regarding the U.S. and global economies;

▪	expectations regarding the level of price inflation;

▪	sentiment regarding credit quality in the U.S. and global credit markets;

▪	central bank policy regarding interest rates; and

▪	performance of capital markets.

The reference rate spread may be volatile, and a final reference rate spread that is less than the reference rate spread strike by even a very small number of basis points will result in a significant loss on the securities. Accordingly, volatility of the reference rate spread may adversely affect your return on the securities.

▪	The price at which the securities may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) actual or anticipated changes in 30CMS, 2CMS and the reference rate spread, (ii) volatility of 30CMS, 2CMS and the reference rate spread, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) time remaining to maturity. Depending on the actual or anticipated level of the reference rate spread, the market value of the securities may decrease, and you may receive substantially less than 100% of the issue price if you are able to sell your securities prior to maturity.

▪	The amount payable on the securities is not linked to the reference rate spread at any time other than the valuation date. The final reference rate spread will be the reference rate spread on the valuation date. Even if the reference rate spread is greater than the reference rate spread strike prior to the valuation date but then is less than the reference rate spread strike by the valuation date, the payment at maturity may be significantly less than it would have been had the

February 2019	Page 11

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

payment at maturity been linked to the reference rate spread prior to such change. Although the actual reference rate spread on the stated maturity date or at other times during the term of the securities may be greater than the final reference rate spread, the payment at maturity will be based solely on the reference rate spread on the valuation date.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Morgan Stanley & Co. LLC, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, has determined the estimated value on the pricing date. MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Our affiliates may publish research that could affect the market value of the securities. They also expect to hedge the issuer’s obligations under the securities. One or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally or the reference rate spread specifically. This research is modified from time to time without notice to you and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market value of the securities. In addition, our affiliates expect to hedge the issuer’s obligations under the securities and they may realize a profit from that expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.

February 2019	Page 12

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the final reference rate spread, the reference rate spread performance factor and the payment that you will receive at maturity, if any. Any of these determinations made by the calculation agent may adversely affect the payout to investors. Moreover, certain determinations made by the calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the reference rate spread. These potentially subjective determinations may adversely affect the payout to you on the securities, if any. For further information regarding these types of determinations, see “Description of Debt Securities—Base Rates—CMS Rate Debt Securities” and related definitions in the accompanying prospectus.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “United States Federal Taxation” in this pricing supplement, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Moreover, our counsel’s opinion is based in part on market conditions as of the date of this pricing supplement and is subject to confirmation on the pricing date. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

Even if a security is properly treated as a single financial contract that is an "open transaction," there is uncertainty regarding whether gain or loss recognized upon settlement at maturity should be treated as capital gain or loss or as ordinary gain or loss (which, in the case of loss, might be treated as a non-deductible “miscellaneous itemized deduction”).

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders (as defined below) should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

February 2019	Page 13

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Use of Proceeds and Hedging

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the Agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the securities.

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest

Morgan Stanley or one of our affiliates will pay varying discounts and commissions to dealers, including Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and their financial advisors, of up to $ per security depending on market conditions. The agent may distribute the securities through Morgan Stanley Wealth Management, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

February 2019	Page 14

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Acceleration Amount in Case of an Event of Default

In case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities shall be an amount in cash equal to the value of such security on the day that is two business days prior to the date of such acceleration, as determined by the calculation agent (acting in good faith and in a commercially reasonable manner) by reference to factors that the calculation agent considers relevant, including, without limitation: (i) then-current market interest rates; (ii) our credit spreads as of the pricing date, without adjusting for any subsequent changes to our creditworthiness; and (iii) the then-current value of the performance-based component of such security. Because the calculation agent will take into account movements in market interest rates, any increase in market interest rates since the pricing date will lower the value of your claim in comparison to if such movements were not taken into account.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

February 2019	Page 15

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Moreover, our counsel’s opinion is based in part on market conditions as of the date of this pricing supplement and is subject to confirmation on the pricing date.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities).

February 2019	Page 16

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Sale or Exchange of the Securities. Upon a sale or exchange of the securities prior to maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder’s tax basis in the securities sold or exchanged. Any such gain or loss should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at such time, and short-term capital gain or loss otherwise.

Settlement of the Securities at Maturity. Upon settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the settlement and the U.S. Holder’s tax basis in the securities. Although not free from doubt in light of the lack of clear authority addressing the treatment of the settlement of instruments such as the securities, any such gain or loss should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the settlement, and should be short-term capital gain or loss otherwise. However, the IRS may assert that any gain or loss recognized by a U.S. Holder upon settlement of the securities should be treated as ordinary gain or loss. In the event of an ordinary loss to a U.S. Holder that is an individual, the loss may be treated as a non-deductible “miscellaneous itemized deduction.” You should consult your tax adviser regarding the character of gain or loss recognized upon a settlement of the securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts”

February 2019	Page 17

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the securities at maturity and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

In general. Assuming the treatment of the securities as set forth above is respected (including the characterization of the gain recognized at settlement of the securities at maturity as capital gain), and subject to the discussion below concerning backup withholding, a Non-U.S. Holder of the securities generally will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussion regarding the possible application of FATCA, if all or any portion of the securities were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the securities would not be subject to U.S. federal withholding tax, provided that:

•     the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

February 2019	Page 18

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

•     the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

•     the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

•     the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the securities should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice referred to above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities – Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts

February 2019	Page 19

Morgan Stanley Finance LLC

Securities with Leveraged Downside Principal Exposure due February 22, 2021

Based on the Spread Between the 30-Year U.S. Dollar ICE Swap Rate and the 2-Year U.S. Dollar ICE Swap Rate

Principal at Risk Securities

withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, under “United States Federal Taxation,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

February 2019	Page 20